Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

ConnectOne Bancorp, Inc. (formerly Center Bancorp, Inc.)

Englewood Cliffs, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ConnectOne Bancorp, Inc. (formerly Center Bancorp, Inc.) of our reports dated March 5, 2014, relating to the consolidated financial statements as of and for the year ended December 31, 2013 and the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in the Annual Report on Form 10-K of Center Bancorp, Inc.

/s/BDO USA, LLP

Philadelphia, Pennsylvania

July 2, 2014